Exhibit (n)(2)

Consent of Independent Auditors

We consent to the use of our report dated June 26, 2026, with respect to the consolidated financial statements of DIF Feeder LP and Subsidiaries included in this Post-Effective Amendment No. 1 to the Registration Statement (Form N-2, File No. 333-287486) of Diameter Dynamic Credit Fund.

/s/ Ernst & Young Ltd.

Grand Cayman, Cayman Islands

June 26, 2026